UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K/A

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2015

XYLEM INC.
(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 International Drive Rye Brook, New York		10573

(Address of principal executive offices)		(Zip Code)
(914) 323-5700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

C heck the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2015, Xylem Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission reporting the resignation of Michael T. Speetzen from his position as Senior Vice President and Chief Financial Officer, effective July 30, 2015, and the appointment of Shashank Patel as the Company’s Interim Chief Financial Officer effective as of such date. This Current Report on Form 8-K/A supplements the prior Form 8-K in certain respects.
On August 5, 2015, the Leadership Development and Compensation Committee of the Board of Directors of the Company approved an increase in Mr. Patel’s base salary of $25,000 per month effective for the duration of Mr. Patel’s service as Interim Chief Financial Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.
Date: August 10, 2015	By:	/s/ Claudia S. Toussaint
Claudia S. Toussaint
Senior Vice President, General Counsel & Corporate Secretary (Authorized Officer of Registrant)